SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 15, 2003

(Date of earliest event reported)

CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3290 West Bayshore Road, Palo Alto, California 94303
(Address of principal executive offices, including zip code)

(650) 843-2800
(Registrant’s telephone number, including area code)

1

Item 2. Acquisition or Disposition of Assets.

     On July 15, 2003, Connetics Corporation assigned its rights to recombinant human relaxin to BAS Medical, a private, development-stage company focused on the development and marketing of novel medical treatments. The transaction was announced on July 21, 2003. As part of the transaction, Connetics will receive up to $1 million in licensing and milestone fees, plus royalties on future product sales. In connection with the transaction, Connetics received a $100,000 upfront assignment fee. BAS Medical will assume rights to develop and commercialize relaxin for all indications of use. In addition to the assignment fee, in the third quarter, Connetics will recognize $661,000 in deferred revenue relating to previous relaxin license agreements.

     A copy of the press release announcing this event is attached to this Report as Exhibit 99.1 and is incorporated into this report by this reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1 Press Release dated July 21, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION
	By:	/s/ Katrina J. Church

Katrina J. Church Executive Vice President, General Counsel and Secretary
Date: July 23, 2003

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated July 21, 2003